                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        United Industrial Corporation
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                         UNITED INDUSTRIAL CORPORATION
--------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS                            MAY 12, 1998
--------------------------------------------------------------------------------

TO THE STOCKHOLDERS OF
  UNITED INDUSTRIAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of United Industrial Corporation will be held at the Park Lane Hotel (Ballroom Suite, 2nd floor) located at 36 Central Park South, New York, New York on the 12th day of May, 1998, at 10:00 A.M., for the following purposes:

          1. To elect two (2) directors to serve until the Annual Meeting of Stockholders in 2001.

          2. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized shares of the Company's common stock, par value $1.00 per share, from 15,000,000 shares to 30,000,000 shares.

          3. To consider and act upon a proposal to amend the Company's 1994 Stock Option Plan.

          4. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 1998.

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record on the books of the Company at the close of business on March 26, 1998 will be entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed. See the 'Miscellaneous' section of the accompanying Proxy Statement as to the place where the list of stockholders may be examined.

     Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be present at the Annual Meeting, please sign, date and return the enclosed Proxy to ensure that your shares are voted. A return envelope which requires no postage if mailed in the United States, is enclosed for your convenience.

                                            By Order of the Board of Directors

                                                     Susan Fein Zawel
                                                        Secretary

March 26, 1998



                 PLEASE MAIL YOUR PROXY . . . NOW!
                           IMPORTANT
WE HOPE THAT YOU CAN ATTEND THIS MEETING IN PERSON, BUT IF YOU
CANNOT DO SO PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED
PROXY.

                         UNITED INDUSTRIAL CORPORATION
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1998

     This statement is furnished to stockholders of United Industrial Corporation (the 'Company') in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Park Lane Hotel (Ballroom Suite, 2nd floor) located at 36 Central Park South, New York, New York on May 12, 1998, at 10:00 A.M. Stockholders of record at the close of business on March 26, 1998 will be entitled to notice of and to vote at such meeting and at all adjournments thereof.

     Stockholders who execute proxies may revoke them at any time before they are voted by giving written notice of such revocation to the Secretary of the Company. When a proxy is received, properly executed, prior to the meeting, the shares represented thereby will be voted at the meeting in accordance with the terms thereof.

     The complete mailing address of the Company's principal executive offices is 18 East 48th Street, New York, New York 10017. The approximate date on which this Proxy Statement and the form of Proxy were first sent or given to the stockholders of the Company was March 31, 1998. The Annual Report of the Company for the year ended December 31, 1997, including audited financial statements, has been sent to each stockholder.

                                 VOTING RIGHTS

     On March 26, 1998, there were outstanding and entitled to vote shares of Common Stock. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date of March 26, 1998. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall constitute a quorum.

     At the record date, more than 5% of the Company's outstanding voting securities was beneficially owned by each of the persons named in the following table, except that the information as to Kennedy Capital Management, Inc., The TCW Group, Inc. and Dimensional Fund Advisors Inc. is as of December 31, 1997 and is based upon information furnished to the Company by such entities in Schedules 13G.


                                 NAME AND ADDRESS OF               AMOUNT AND NATURE OF      PERCENT
   TITLE OF CLASS                 BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP      OF CLASS
---------------------  ---------------------------------------     --------------------      --------

Common Stock           Bernard Fein                                        1,209,647(1)         9.94%
                       18 East 48th Street
                       New York, New York 10017

Common Stock           Kennedy Capital Management, Inc.                      815,100(2)         6.70%
                       10829 Olive Boulevard
                       St. Louis, Missouri 63141

Common Stock           The TCW Group                                         787,700(3)         6.50%
                       865 South Figueroa Street
                       Los Angeles, California 90017

Common Stock           Dimensional Fund Advisors Inc.                        782,034(4)         6.40
                       1299 Ocean Avenue, 11th Floor
                       Santa Monica, CA 90401

------------------

(1) Includes 1,108,451 shares of Common Stock owned directly and 101,196 shares owned by The Fein Foundation, of which Mr. Fein is a trustee.

(2) As of December 31, 1997, Kennedy Capital Management, Inc., a registered investment advisor, has sole voting power as to 749,800 shares of Common Stock and sole dispositive power as to 815,100 shares.

(3) The TCW Group, Inc. ('TCW'), its subsidiaries Trust Company of the West, TCW Asset Management Company and TCW Funds Management, Inc., and Robert Day, an individual who may be deemed to control TCW, may be deemed to have beneficial ownership and sole voting and dispositive power as to 787,700 shares of Common Stock as of December 31, 1997.

(4) Dimensional Fund Advisors Inc. ('Dimensional'), a registered investment advisor, is deemed to have beneficial ownership of 782,034 shares of Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.


                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 1, 1998, the number of shares of Common Stock of the Company beneficially owned by each director of the Company, each nominee for director, each executive officer named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group. Except as otherwise indicated all shares are owned directly.

                                                                       AMOUNT AND
                                                                  NATURE OF BENEFICIAL         PERCENT
NAME OR GROUP                                                         OWNERSHIP(1)             OF CLASS
---------------------------------------------------------------   --------------------         --------
Edward C. Aldridge, Jr.........................................           15,000(3)                (2)
Howard M. Bloch................................................           54,758(3)                (2)
Richard R. Erkeneff............................................          200,402(3)               1.62%
Harold S. Gelb.................................................           15,000(3)                (2)
James H. Perry.................................................           14,947(3)                (2)
Joseph S. Schneider............................................            2,000                   (2)
E. Donald Shapiro..............................................           25,000(3)                (2)
Robert W. Worthing.............................................           29,686(3)(4)             (2)
Susan Fein Zawel...............................................          340,237(3)(5)            2.77%
All directors and executive officers as a group
  consisting of 8 persons......................................          695,030(3)               5.58%

------------------
(1) The information as to securities owned by directors, nominees and executive officers was furnished to the Company by such directors, nominees and executive officers.

(2) Less than 1%.

(3) Includes shares which the following persons have the right to acquire within 60 days through the exercise of stock options: Mr. Aldridge, 10,000 shares; Mr. Bloch, 10,000 shares; Mr. Erkeneff, 118,333 shares; Mr. Gelb, 10,000 shares; Mr. Perry, 11,000 shares; Mr. Shapiro, 10,000 shares; Mr. Worthing, 15,000 shares; Ms. Fein Zawel, 12,000 shares; and all directors and executive officers as a group, 196,333 shares.

(4) Does not include 500 shares of Common Stock owned by Mr. Worthing's spouse, as to which he disclaims beneficial ownership.

(5) Includes 328,237 shares of Common Stock owned by Ms. Fein Zawel, her spouse and minor children.

                              I. ELECTION OF DIRECTORS

     Two directors are to be elected at the Annual Meeting to hold office until the Annual Meeting in 2001 and until their successors are elected and qualified. The nominees recommended by the Board of Directors of the Company are Edward C. Aldridge, Jr. and Joseph S. Schneider. Should the nominees become unable to serve or otherwise be unavailable for election, it is intended that persons named in the Proxy will vote for the election of such persons as the Board of Directors may recommend in the place of such nominee. The Board of Directors knows of no reason why the nominees might be unable to serve or otherwise be unavailable for election. Mr. Aldridge is presently a member of the Board of Directors. Mr. Schneider is President of JSA Partners, Inc., a consulting firm in the aerospace and defense industry and Chairman of JSA Research, Inc., an independent aerospace and defense research firm.

     Directors are elected by a plurality of the shares present in person or represented by proxy at the Annual Meeting. Stockholders have cumulative voting rights with respect to the election of directors. Under cumulative voting, each stockholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, two votes per share). A stockholder may cast all of such votes for a single nominee or distribute them between the nominees, as he or she wishes, either by so marking the ballot at the meeting or by specific voting instructions sent to the Company with a signed Proxy. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying Proxy to vote the Proxies in such manner as will elect as directors the persons who have been nominated by the Board of Directors.

     The following table sets forth certain information with respect to the nominees and each director whose term does not expire in 1998. Except as otherwise indicated, each nominee and director has held his or her present principal occupation for the past five years.

                                               AGE (AT                                                       BECAME
                 NAME                     DECEMBER 31, 1997)              PRINCIPAL OCCUPATION              DIRECTOR
---------------------------------------   ------------------   ------------------------------------------   --------
                  NOMINEES FOR ELECTION TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2001

Edward C. Aldridge, Jr.................           59           President and Chief Executive Officer of       1995
                                                               the Aerospace Corporation, a non-profit
                                                               federally funded research and development
                                                               center that provides technical support for
                                                               the U.S. national security launch and
                                                               space systems (since 1992); President of
                                                               McDonnell Douglas Electronic Systems
                                                               Company (1988 to 1992); and served as both
                                                               Secretary and Under Secretary of the Air
                                                               Force (1981 to 1988).


Joseph S. Schneider....................           47           President of JSA Partners, Inc., a
                                                               consulting firm in the aerospace and
                                                               defense industry (since September 1997);
                                                               Consultant with A.T. Kearney, a subsidiary
                                                               of Electronic Data Systems Corporation
                                                               (September 1995 to March 1997); President
                                                               of EDS/JSA International, Inc., a
                                                               management consulting firm (August 1994 to
                                                               September 1995) and successor company to
                                                               JSA International, Inc. of which he was
                                                               President (1981-1994); Chairman and
                                                               Co-founder of JSA Research, Inc., an
                                                               independent aerospace and defense research
                                                               firm serving institutional investors
                                                               (since 1993). Mr. Schneider is a director
                                                               of Signal Technology Corporation.

                                               AGE (AT                                                       BECAME
                 NAME                     DECEMBER 31, 1997)              PRINCIPAL OCCUPATION              DIRECTOR
---------------------------------------   ------------------   ------------------------------------------   --------
                              INCUMBENT DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 2000

Harold S. Gelb.........................           77           Chairman of the Board of the Company           1995
                                                               (since November 1995); private investor
                                                               (since 1985); and retired senior partner
                                                               of Ernst & Young LLP, an accounting firm.

Susan Fein Zawel.......................           43           Vice President Corporate Communications        1995
                                                               and Associate General Counsel (since June
                                                               1995), Secretary (since May 1994) and
                                                               Counsel (1992 to 1995) of the Company.

                              INCUMBENT DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 1999

Richard R. Erkeneff....................           62           President of the Company (since October        1995
                                                               1995) and AAI Corporation, a subsidiary of
                                                               the Company ('AAI') (since November 1993);
                                                               Senior Vice President of the Aerospace
                                                               Group at McDonnell Douglas Corporation, an
                                                               aerospace firm (January to November 1993);
                                                               and President (March 1992 to October 1992)
                                                               and Executive Vice President (1988 to
                                                               1992) of McDonnell Douglas Electronics
                                                               Systems Company.

E. Donald Shapiro......................           66           The Joseph Solomon Distinguished Professor     1996
                                                               of Law (since 1983) and Dean/Professor of
                                                               Law (1973-1983) of New York Law School.

                                                               Mr. Shapiro is a director of Loral Space
                                                               and Communications, Ltd., Bank Leumi Trust
                                                               Co., Eyecare Products PLC, Vasomedical,
                                                               Inc., Vion, Inc., Kranzco Realty Trust,
                                                               Premier Laser Systems, Cafe U.S.A. and
                                                               Telepad Corporation.

------------------

None of the directors or nominees is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, except as set forth above.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended December 31, 1997, 1996 and 1995 of the chief executive officer and each of the other executive officers of the Company whose annual compensation exceeded $100,000.

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                 ANNUAL COMPENSATION                   ------------
                                 ---------------------------------------------------    SECURITIES
                                                                    OTHER ANNUAL        UNDERLYING         ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)(1)     OPTIONS      COMPENSATION ($)(3)
-------------------------------  ----   ----------   ---------   -------------------   ------------   -------------------
Richard R. Erkeneff (2) .......  1997     440,000     200,000                             175,000(4)         35,738
  President and Chief Executive  1996     440,000     100,000                             250,000             9,112
  Officer of the Company and     1995     299,547      50,000                              30,000             9,102
  AAI

James H. Perry ................  1997     148,500      74,863           60,061             15,000            83,772
  Chief Financial Officer and    1996     135,000      32,052                              12,000             7,624
  Treasurer of the Company       1995     112,904      25,000                               6,000             4,494

Robert W. Worthing ............  1997     188,700     113,201                              12,000            30,607
  Vice President and General     1996     185,016      56,707                               9,000             9,802
  Counsel of the Company and     1995     157,712      39,710                               9,000            14,926
  AAI


Susan Fein Zawel ..............  1997     144,200      70,763                              12,000            10,954
  Vice President Corporate       1996     140,000      34,517                               9,000             8,315
  Communications, Secretary and  1995     132,000      30,000                               6,000             7,387
  Associate General Counsel of
  the Company

------------------
(1) The aggregate amount of other compensation represents perquisites that exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer, including reimbursement of $60,061 of taxes related to relocation expenses for Mr. Perry.

(2) Mr. Erkeneff was elected President and Chief Executive Officer of the Company on January 17, 1996 and remains President of AAI. Mr. Erkeneff has an employment agreement with the Company which is described under Executive Compensation--Employment Agreements. He commenced employment with AAI in November 1993.

(3) All amounts under this heading represent employer match contributions made to the Company's 401(k) plans, contributions to the Company's Retirement Plan and reimbursement of $73,755 of relocation expenses for Mr. Perry.

(4) 42,000 shares of Common Stock underlying options granted to Mr. Erkeneff remain subject to stockholder approval of the amendments to the Company's 1994 Stock Option Plan at the Annual Meeting.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options granted during 1997 to the named executives.

                                                                                                     POTENTIAL REALIZABLE
                                                        INDIVIDUAL GRANTS                              VALUE AT ASSUMED
                                -----------------------------------------------------------------      ANNUAL RATES OF
                                NUMBER OF      % OF TOTAL                                                STOCK PRICE
                                SECURITIES      OPTIONS                                                APPRECIATION FOR
                                UNDERLYING     GRANTED TO     EXERCISE OR                                OPTION TERM
                                 OPTIONS      EMPLOYEES IN    BASE PRICE                             --------------------
NAME                             GRANTED      FISCAL YEAR      ($/SHARE)       EXPIRATION DATE       5% ($)      10% ($)
-----------------------------   ----------    ------------    -----------    --------------------    -------    ---------

Richard R. Erkeneff..........     100,000         23.65%          7.50       February 24, 2007(1)    471,750    1,195,500
                                   75,000         17.74%          7.00       March 25, 2007(2)       330,225      836,850

James H. Perry...............      12,000          2.83%          7.50       February 24, 2007(1)     56,610      143,460

Robert W. Worthing...........       9,000          2.13%          7.50       February 24, 2007(1)     42,458      107,595


Susan Fein Zawel.............       9,000          2.13%          7.50       February 24, 2007(1)     42,458      107,595

------------------
(1) One-third of the options are exercisable upon the first anniversary of the date of grant, which was February 24, 1997, an additional one-third of the options are exercisable upon the second anniversary of the date of grant and the balance of the options are exercisable upon the third anniversary of the date of grant.

(2) One-third of the options are exercisable upon the first anniversary of the date of grant, which was March 25, 1997, an additional one-third of the options exercisable upon the second anniversary of the date of grant and the balance of the options are exercisable upon the third anniversary of the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

                                                                              NUMBER OF SECURITIES
                                                                                   UNDERLYING         VALUE OF UNEXERCISED
                                                                              UNEXERCISED OPTIONS         IN-THE-MONEY
                                                 SHARES                            AT FISCAL               OPTIONS AT
                                               ACQUIRED ON                        YEAR-END ($)        FISCAL YEAR-END ($)
                                                EXERCISE         VALUE          EXERCISABLE (E)/        EXERCISABLE (E)/
NAME                                               ($)        REALIZED ($)     UNEXERCISABLE (U)       UNEXERCISABLE (U)
--------------------------------------------   -----------    ------------    --------------------    --------------------
Richard R. Erkeneff.........................      72,000         272,250           295,000(U)            $ 1,295,625(U)
                                                                                         0(E)            $         0(E)
James H. Perry  ............................           0               0            14,000(U)            $    51,250(U)
                                                                                     7,000(E)            $    40,625(E)
Robert W. Worthing..........................           0               0            12,000(U)            $    46,500(U)
                                                                                    12,000(E)            $    69,000(E)
Susan Fein Zawel............................           0               0            11,000(U)            $    41,125(U)
                                                                                     9,000(E)            $    52,125(E)

EMPLOYMENT AGREEMENTS AND RELATED TRANSACTIONS

     Mr. Erkeneff is employed as President and Chief Executive Officer of the Company and AAI pursuant to an employment agreement dated March 26, 1996 that provides he be paid a salary at the annual rate of $440,000 and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company or AAI. The employment agreement terminates on January 1, 1999, unless Mr. Erkeneff's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Mr. Erkeneff is eligible to receive annual discretionary cash bonuses as may be granted by the Company's Board of Directors, not to exceed 50% of his then annual salary. Pursuant to the employment agreement, Mr. Erkeneff also received options to acquire 150,000 shares of the Company's common stock pursuant to the terms of the Company's 1994 Stock Option Plan, at an exercise price equal to the fair market value of the common stock as of the grant date. The options vest in three equal annual installments commencing one year after the grant date. The Company also agreed to grant Mr. Erkeneff options to acquire an additional 75,000 shares one year after the date of the employment agreement and an additional 75,000 shares two years after the date of the employment agreement. The employment agreement also provides for Mr. Erkeneff to designate a beneficiary for $200,000 of a key man life insurance policy.

     AAI Corporation ('AAI'), a subsidiary of the Company, made an interest free loan of $80,000 to Mr. Erkeneff on December 1, 1993, which loan remains outstanding. The loan is required to be repaid upon the sale of Mr. Erkeneff's former residence. The loan was made in connection with Mr. Erkeneff's commencement of employment at AAI.

     Ms. Fein Zawel is employed by the Company pursuant to an employment agreement that provides she be paid a salary at the annual rate of $132,000 and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company. The employment agreement terminates on December 1, 1998, unless Ms. Fein Zawel's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Ms. Fein Zawel is eligible to receive annual discretionary salary increases and bonuses as may be granted by the Company's Board of Directors.

     Pursuant to an Asset Acquisition Agreement and Plan of Reorganization (the 'Agreement') dated as of August 13, 1997 between the Company and Fein Investing Properties, Inc. ('FIP'), on August 18, 1997 the Company issued 530,444 shares of the Company's Common Stock, to FIP in exchange for 565,444 shares of Common Stock owned by FIP that were transferred and assigned by it to the Company. The exchange of Common Stock was done in connection with FIP's liquidation to accommodate certain of the objectives of FIP's stockholders. FIP is a corporation wholly-owned by the children, certain grandchildren and a son-in-law of Bernard Fein, Chairman Emeritus of the Company, including Susan Fein Zawel, an officer and director of the Company. Ms. Fein Zawel had a 17% interest in FIP.

     James H. Perry is the Chief Financial Officer and Treasurer of the Company. Mr. Perry is employed by the Company pursuant to an employment agreement that provides he be paid a salary at the annual rate of $125,000 and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company. The employment agreement terminates on November 30, 1999, unless Mr. Perry's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Mr. Perry is eligible to receive annual discretionary salary increases and bonuses as may be granted by the Company's Board of Directors. In addition, Mr. Perry's employment agreement provides for the limited reimbursement of any loss on the sale of Mr. Perry's residence if the Company terminates his employment for reasons other than for cause or disability prior to the termination date of the agreement.


RETIREMENT BENEFITS

     All employees of the Company and its subsidiaries are eligible to participate in the UIC Retirement Plan, a cash balance plan (the 'Retirement Plan') upon commencement of employment. In accordance with the Retirement Plan, a participant's accrued benefit includes the actuarial equivalent of the participant's accrued benefit under the applicable predecessor defined benefit plan as of December 31, 1994 plus annual allocations based upon a percentage of salary and interest earned on such participant's account thereafter. The Retirement Plan also has options for early retirement and alternative forms of payment, including lump sum benefits and benefits for surviving spouses. The estimated annual benefit to be provided by the Retirement Plan and payable to Messrs. Erkeneff, Perry and Worthing and Ms. Fein Zawel, commencing at normal retirement age, are $6,675, $6,262, $12,765 and $7,716 respectively.

UNITED INDUSTRIAL CORPORATION HEALTH-CARE PLAN FOR RETIRED DIRECTORS.

     The Company has implemented the United Industrial Corporation Health-Care Plan for Retired Directors (the 'Plan'), which was adopted by the Company's Board of Directors on December 18, 1995. The Board may, in its sole discretion, amend, suspend or terminate the Plan, at any time, with or without prior notice. A director of the Company is eligible to participate in the Plan if he or she:
(i) ceases to be a member of the Board; (ii) has served as a member of the Board for 15 full years; (iii) has attained the age of 65; (iv) is eligible for Medicare Part A; and (v) has enrolled in both Medicare Part A and Medicare Part B and any other available supplemental medical or hospitalization coverage by reason of entitlement under any government entitlement, including, without limitation, that provided under Title XVIII of the Social Security Act. A director who participates in the Plan is entitled to coverage under the group medical plan available to the executive officers of the Company on the same terms and conditions as such coverage is available to such executive officers and their spouses and dependents. If a director who participates in the Plan resides outside the service area of the Company's group medical plan, such director and his or her spouse and dependents will receive medical benefit coverage under a medical plan or health insurance policy which provides benefits that are reasonably comparable to the benefits under the Company's group medical plan; however, if no such coverage is reasonably available (whether due to geography or the physical condition of the director or his or her spouse or dependents), then the Company will reimburse such director for any reasonable expense that would have been covered under the Company's group medical plan. Benefits provided under the Plan will be secondary to any benefits under any other hospitalization or major medical plan or arrangement provided to such director under government entitlements or provided to such director (either directly or indirectly through such director's spouse) by any other personal or employer-provided health-care plan or health insurance policy.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for establishing and reviewing the salaries, compensation plans and other remuneration of the officers of the

Company. The programs adopted by the Committee link compensation to the Company's financial performance and to growth in stockholder value.

     COMPENSATION PHILOSOPHY: The Company's compensation program applicable to all of the executive officers is based on three primary elements:

          o Base salary compensation

          o Annual cash incentive compensation

          o Long-term incentive compensation

     The Company's executives receive no other form of compensation other than customary benefits.

     BASE SALARY COMPENSATION: The base salaries for the executive officers are determined based upon the responsibilities of the position, the experience level of the individual and the competitive conditions within the industry. The Company and the Committee consider the compensation paid to executive employees of other companies in the defense industry and related industries. These companies are broader than the peer group of publicly-traded defense companies used for comparison of five-year cumulative return in this Proxy Statement. When adjusting base salaries for individual executive officers in 1997, the Committee considered the financial performance of the Company in 1996, the performance of the individual executive officer, any changed duties and responsibilities and the base salaries paid to individuals in comparable positions in other companies.

     ANNUAL INCENTIVE COMPENSATION: For fiscal 1996, the Committee approved the Performance Sharing Plan ('PSP') which provides annual incentive awards to executive officers and other key employees. The PSP provides a bonus pool based on Company and/or subsidiary performance against performance measures set for each respective unit. These measures include, but are not limited to, profit, return on net assets, cash flow and quality improvement. Awards for individuals are based on a combination of business unit and individual performance. Participants are assigned a target award percentage (stated as a percentage of base salary) reflecting his or her level of responsibility.

     LONG-TERM INCENTIVE COMPENSATION: Both the Company's management and the Compensation Committee believe that significant stock ownership in the Company links the economic interests of stockholders and management and therefore is a major incentive for management. The Company's long-term incentive plan is designed to provide the recipient with a proprietary interest in the growth and performance of the Company and the value of its shares.

     The Compensation Committee recommends grants of stock options to executive officers and other key employees under the Company's 1994 Stock Option Plan. All options are granted at fair market value and generally become exercisable in three equal portions at one, two and three years following the date of grant.

     The Compensation Committee determines the size of any option grant under the Plan based upon the Committee's perceived value of the grant to motivate and retain the individual executive, the level of long-term incentive practices within comparable companies and the individual executive's responsibilities and overall performance. Although the Committee supports and encourages stock ownership in the Company by its executive officers, it has not promulgated any standards regarding levels of ownership by executive officers.

     CEO COMPENSATION: Mr. Erkeneff was elected President and Chief Executive of the Company in January 1996. Pursuant to his employment agreement, his salary was set at $440,000. The Compensation Committee believes that this rate of annual salary reflects the prevailing competitive marketplace for similar companies, as confirmed in an opinion provided by an independent outside compensation consultant.

     Mr. Erkeneff is eligible for an annual cash incentive award of up to 50% of his annual base salary. For 1997, the Compensation Committee reviewed the performance of the Company and Mr. Erkeneff relative to financial and strategic goals established for the year, and awarded him a bonus of $200,000 for 1997 at its meeting in March 1998.

The Compensation Committee also reviewed the performance of Mr. Erkeneff for purposes of recommending an award of stock options for 1997. The Committee believes strongly that stock option awards emphasize the importance of increasing stockholder value. Mr. Erkeneff's employment agreement provides for a grant of 75,000 options two years after the date of the agreement. In addition to the grant pursuant to the employment agreement, the Compensation Committee recommended that the Stock Option Committee award Mr. Erkeneff 100,000 options, all of which are immediately exercisable except for 42,000 options which remain subject to stockholder approval of the amendments to the Company's 1994 Stock Option Plan at the Annual Meeting, in recognition of his performance in 1997, at its meeting in March 1998.

                                  *    *    *

     Section 162(m) of the Internal Revenue Code of 1986 limits a publicly-held corporation's deduction for compensation paid to certain executive officers in excess of $1 million per executive per taxable year, unless the compensation qualifies as 'performance based' compensation. Stock options currently granted under the 1994 Stock Option Plan (as amended) will not qualify for this exception. As of today, annual cash compensation for any executive officer has been far below the $1 million threshold. The Compensation Committee will address the deductibility at an appropriate time in the future.

                                          COMPENSATION COMMITTEE

                                          HOWARD M. BLOCH
                                          HAROLD S. GELB
                                          E. DONALD SHAPIRO

                               PERFORMANCE GRAPH

     The graph below compares the total returns which an investor would have earned assuming the investment of $100 on December 31, 1992 in the Common Stock, the Standard & Poor's 500 Composite Stock Index ('S&P 500') and a constructed peer group index of the common stock of six corporations of substantially the same size (by revenues) as the Company, all of which are involved in the defense industry. Those corporations are: Watkins Johnson Company, EDO Corporation, Whitehall Corporation, Tech Sym Corporation, Sparton Corporation and Moog Incorporated. The constructed peer group index has been weighted in accordance with the stock market capitalization of each of the component corporations.

                                    [GRAPH]

                           TOTAL SHAREHOLDER RETURN

          United Industrial Corp.    S&P 500 Index    Peer Group
          -----------------------    -------------    ----------

Dec. 92              100                   100             100
Dec. 93             57.2                110.08          127.03
Dec. 94            57.14                111.53           150.6
Dec. 95            70.37                153.45          221.49
Dec. 96            74.44                188.68          207.64
Dec. 97           142.49                251.63          229.45


                               OTHER COMPENSATION

     Directors' Fees. During 1997, directors who were not employees received compensation of $2,000 per meeting, and a fee of $500 for each committee meeting attended. In lieu of such fees, Messrs. Gelb, Chairman of the Board, and Bloch, Vice Chairman of the Board, received $6,000 per month and $4,000 per month, respectively. During any period in which Mr. Bloch was not in the New York City area, however, his compensation was reduced on the basis of the compensation received by other directors. In addition, Messrs. Aldridge and Bloch also served as directors of AAI, for which they received compensation of $2,000 per meeting.

     All current directors are eligible to participate in the medical plan available to the executive officers of the Company. The Company also has a medical plan for retired directors as described above. Nonemployee directors also participate in the Company's 1996 Stock Option Plan for Nonemployee Directors (the '1996 Plan'). Pursuant to the 1996 Plan, each Eligible Director (as defined in the 1996 Plan) is granted an option to purchase 15,000 shares of Common Stock upon their initial appointment to the Board of Directors, excercisable at the market price of the Company's Common Stock on the date of grant. The options granted under the 1996 Plan expire ten years after the date of grant and become exercisable (i) as to one-third of the total number of shares subject to the grant on the date of grant (the 'First Vesting Date'),
(ii) as to an additional one-third of the total number of shares subject to the grant on the date of the next annual stockholders' meeting after the First Vesting date (the 'Second Vesting Date'), and (iii) as to the remaining one-third of the total number of shares subject to the grant on the date of the next annual stockholders' meeting after the Second Vesting Date (the 'Final Vesting Date'). On the date of the annual stockholders' meeting which takes place during the calendar year in which the first anniversary of the Final Vesting Date occurs, each Eligible Director shall automatically be granted an option to purchase 15,000 shares of Common Stock, provided such grantee is an Eligible Director in office immediately following such annual meeting.

                             ADDITIONAL INFORMATION

     The Board of Directors of the Company had a total of ten meetings during 1997.

     Among its standing committees, the Company has an Audit Committee, a Nominating Committee and a Compensation Committee. The Audit Committee recommends to the Board the engagement and discharge of the independent auditors for the Company, analyzes the reports of such auditors, and makes such recommendations to the Board with respect thereto as such committee may deem advisable. There were three Audit Committee meetings held in 1997. The members are E. Donald Shapiro, Edward C. Aldridge, Jr. and Harold S. Gelb.

     The Nominating Committee acts primarily as a selection committee to recommend candidates for election to the Board of Directors. The committee met once in 1997. The members consist of all of the current directors.

     The Nominating Committee will consider nominees for directors recommended by stockholders. Any stockholder may make such a recommendation by writing to:
Secretary, United Industrial Corporation, 570 Lexington Avenue, New York, New York 10022.

     The Compensation Committee makes recommendations to the Board of Directors regarding the compensation structure of the Company as applied to executive personnel. There were two Compensation Committee meetings held in 1997. The members are Howard M. Bloch, Harold S. Gelb and E. Donald Shapiro.

     There are no family relationships between any nominee, director or executive officer of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and any persons who own more than ten percent of the Company's Common Stock to file reports of initial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5's were required, the Company believes that during 1997 all Section 16(a) filing requirements were complied with.

        II. PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION.


     At a meeting of the Board of Directors held on February 17, 1998, the Board of Directors approved a resolution, subject to stockholder approval, to amend Article FOURTH of the Company's Restated Certificate of Incorporation to increase the authorized Common Stock of the Company from fifteen million (15,000,000) shares of Common Stock to thirty million (30,000,000) shares of Common Stock. No shares of Common Stock of the Company have any preemptive rights.

     Of the shares presently authorized, 12,252,000 shares of Common Stock were outstanding on March 1, 1998. The Board of Directors believes that the authorized number of shares should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors, including flexibility for possible future financings, facilitating broader ownership of the Company's Common Stock by effecting a stock split or issuing a stock dividend, for use in conjunction with possible acquisitions, granting of additional options pursuant to the Company's 1994 Stock Option Plan and the 1996 Stock Option Plan for Nonemployee Directors, or for any other proper corporate purpose. The Company at present has no commitments, agreements or undertakings to issue any such additional shares. The Board of Directors considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion arise. If required by law or regulation, the Company will seek stockholder approval prior to any issuance of shares.

     The Board of Directors recommends that the accompanying Proxy be voted in favor of the adoption of such amendment. A favorable vote of the majority of the outstanding shares as of the record date is required for approval.

               III. PROPOSAL TO AMEND THE 1994 STOCK OPTION PLAN

PROPOSED AMENDMENTS

     On February 17, 1998, the Company's Board of Directors adopted, subject to stockholder approval, amendments to the Company's 1994 Stock Option Plan (the 'Plan') to increase the number of shares of the Company's Common Stock available for issuance pursuant to awards thereunder from 1,200,000 to 1,800,000 and to increase the number of options that any individual optionee may receive from 500,000 to 750,000.

     The purpose of the Plan is to provide certain key employees of the Company and its subsidiaries an opportunity to acquire an ownership interest in the Company and thereby create in such employees an increased interest in and greater concern for the welfare of the Company, to retain their continued employment, and to secure and retain the services of persons capable of filling key positions with the Company and its subsidiaries. Pursuant to the Plan, the Company may grant options with respect to an aggregate of up to 1,200,000 shares of Common Stock, with no individual optionee to receive in excess of 500,000 shares of Common Stock upon exercise of options granted under the Plan. Options granted pursuant to the Plan may be either incentive stock options ('ISOs') or non-qualified stock options ('NQSOs'). Shares of Common Stock subject to options may be either authorized and unissued shares, or previously issued shares acquired or to be acquired by the Company and held in its treasury.

     The Board of Directors believes that stock options have been, and will continue to be, an important compensation element in attracting and retaining key employees. As of March 1, 1998 only 310,000 shares of Common Stock remained available for future grants of stock options under the Plan. Subsequent to that date, Mr. Erkeneff was granted 100,000 stock options, 42,000 of which are subject to stockholder approval of this amendment. The Board of Directors believes that the increases in authorized shares and number of options any individual may receive is necessary because of the need to continue to make awards under the Plan to attract and retain key employees.

     If the amendment to the Plan is approved by the Company's stockholders, it will be effective on the date of the meeting. If the amendment is not approved, it will not take effect.

     The Board of Directors recommends that the accompanying Proxy be voted in favor of the adoption of such amendment. A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval.

SUMMARY OF THE PLAN

     Administration. The Plan is administered by an option committee of the Board of Directors of the Company, which is comprised of 'Non-Employee Directors' within the meaning of Rule 16b-3 under Section 16(b) of the Exchange Act (the 'Option Committee'). The members of the Option Committee are Edward C. Aldridge, Jr., Harold S. Gelb and E. Donald Shapiro. Any or all powers and functions of the Option Committee may be exercised at any time and from time to time by the Board of Directors or an executive committee of the Board of Directors (the 'Executive Committee'), provided all of the members of the Board or the Executive Committee are 'Non-Employee Directors' within the meaning of Rule 16b-3. (References in this discussion to the 'Committee' include the Option Committee, the Board of Directors and the Executive Committee to the extent any of the foregoing administers the 1994 Stock Option Plan.) The authority of the Committee includes, among other things, determining the persons to whom options are granted, the timing of any grants, the number of shares subject to each option, the period of exercisability, the designation of options as ISOs or NQSOs and the other terms and provisions thereof.

     Officers subject to Section 16(a) of the Exchange Act may not, and the Committee also has the authority to require, as a condition to any grant, that any other grantee also may not, sell or otherwise dispose of shares acquired pursuant to the exercise of an option within six months of the date an option is granted.

     Eligibility. Options may be granted only to salaried key employees of the Company or any subsidiary or parent corporation of the Company now existing or subsequently formed or acquired.

     Grant, Terms and Conditions of Options. The Company will not receive any monetary consideration for granting options.


     The exercise price for each share subject to an option will be an amount that the Committee determines, in its good faith judgment, to be not less than 100% of the fair market value of the Common Stock on the date the

Option is granted. In the case of ISOs, however, the exercise price per share of ISOs granted to any holder of capital stock of the Company (or any subsidiary or parent corporation) representing 10% or more of the voting power of the Company (or any subsidiary or parent corporation) will be in an amount that the Committee determines, in its good faith judgment, to be not less than 110% of the fair market value of the Common Stock on the date the ISO is granted.

     Under the Plan, fair market value per share means:

          (1) if the shares are listed on a national securities exchange or reported on the NASDAQ Stock Market-National Market System ('NASDAQ-NMS'), the last reported sale price per share on such exchange or such system on the date the option is granted or, if the shares are not traded or reported on such date, then on the closest preceding date on which such shares were traded or reported; or

          (2) if the shares are not listed on a national securities exchange or reported on NASDAQ-NMS but are quoted in the over-the-counter market, the average of the closing bid and ask quotations in such market for such shares on the date the option is granted or, if there are no such quotations on such date, then on the closest preceding date on which such quotations are available; provided, however, that if, in the judgment of the Committee, there is not a regular, active public market for the shares, fair market value per share shall be determined by the Committee in its good faith judgment. The determination by the Committee of fair market value will be conclusive and binding.

     Payment for shares purchased upon the exercise of options may be in cash or, if the terms of an option so provide, with other shares of Common Stock or an executed promissory note on such terms and conditions as the Committee shall determine.

     Options granted under the Plan are exercisable at such times, in such amounts and during such period or periods as the Committee may determine at the date the option is granted. ISOs, however, are not exercisable after ten years from the date of grant and, in the case of a person who at the date of grant owns capital stock of the Company (or any subsidiary or parent corporation) representing 10% or more of the voting power of the Company (or any subsidiary or parent corporation), are not exercisable after five years from the date of grant. Except as otherwise provided under the Internal Revenue Code of 1986, as amended (the 'Code'), if the aggregate fair market value of shares subject to ISOs (under any plan of the Company or any subsidiary or parent corporation of the Company) exercisable for the first time in any calendar year exceeds $100,000, such options will be treated as NQSOs.

     In addition, the Committee has the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, the right to exercise any option granted under the Plan.


     In the event of retirement, termination by the Company of employment with or without cause, termination of employment by an optionee with or without good reason or upon death or disability, special rules will apply regarding the exercisability of options.

     Options may not be transferred except by will or the laws of descent or distribution. Options are only exercisable during the lifetime of a holder by such holder.

     In the event of a 'change in control' of the Company, all then outstanding options shall immediately become exercisable. The Committee, in its sole discretion, may determine that, upon the occurrence of a 'change in control,' each option outstanding under the Plan shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such option, an amount in cash or other property, or any combination thereof, equal to the excess of the aggregate fair market value at the time of such transaction of the shares subject to such option over the aggregate exercise price therefor. The foregoing provision does not apply to options granted to officers subject to Section 16(a) of the Exchange Act within six months prior to a change-in-control, unless an exemption from liability under Section 16(b) of the Exchange Act is otherwise available.

     Effect of Change in Common Stock. In the event of any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment will be made to each outstanding option so that such option thereafter is exercisable for such securities, cash and/or property as would have been received had such option been exercised in full immediately prior to such transaction and been exchanged in such transaction. An adjustment will be made successively each time any such change occurs.

     Amendment or Termination. The Board of Directors of the Company may at any time amend or terminate the Plan, provided that no such action affects or impairs the rights of an optionee under any previously granted option. Notwithstanding the foregoing, without the approval of the Company's stockholders, no amendment or change may be made (a) increasing the total number of shares of Common Stock reserved for options under the plan (other than an increase resulting from an adjustment), (b) reducing the exercise price of any ISO, (c) modifying the provisions of the plan relating to eligibility or (d) materially increasing the benefits accruing to participants under the plan.

     The Board of Directors recommends that the accompanying Proxy be voted in favor of the adoption of the proposed amendments to the Plan. A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The statements in the following paragraphs are based on federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.

  Incentive Stock Options

     ISOs under the Plan are intended to meet the definitional requirements of
Section 422(b) of the Code for 'incentive stock options.'

     Under the Code, the grantee of an ISO generally is not subject to federal income tax upon the receipt or exercise of such ISO (except that the alternative minimum tax may apply). If after exercising an ISO, an employee disposes of the shares of Common Stock so acquired after the longer of two years from the date of grant or one year from the date of transfer of shares of Common Stock pursuant to the exercise of such ISO (the 'applicable holding period'), the employee will normally recognize a capital gain or loss equal to the excess, if any, of the amount received for the shares of Common Stock over the exercise price. The capital gain or loss will be long-term, mid-term or short-term depending on the employee's holding period. If, however, an employee does not hold the shares of Common Stock so acquired for the applicable holding period, the disposition is normally a 'disqualifying disposition,' and the employee would recognize ordinary income in the year of the disqualifying disposition equal to the excess of the amount received for the shares of Common Stock over the exercise price. Of that income, the portion equal to the excess of the fair market value of the shares at the time the ISO was exercised (or, under certain circumstances, the selling price, if lower) over the exercise price will be ordinary income and the balance, if any, will be long-term, mid-term or short-term capital gain depending on the employee's holding period for the shares of Common Stock exceeded one year and provided that the employee held such shares as a capital asset at such time.

     An employee who exercises an ISO by delivering shares previously acquired pursuant to the exercise of an ISO is treated as making a 'disqualifying disposition' of such shares if the employee delivers such shares before the expiration of the applicable holding period with respect to such shares. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, the employee would not recognize gain or loss with respect to such previously acquired shares.

     A deduction will not be allowed to the Company for federal income tax purposes with respect to the grant or exercise of an ISO or the disposition, after the applicable holding period, of the shares of Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to the Company in an amount equal to the amount included in ordinary income by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company, is reasonable and the limitations of Sections 280G and 162(m) of the Code (as described below) do not apply.

  Non-Qualified Options


     A NQSO is an option that does not qualify as an 'incentive stock option' under Section 422(b) of the Code. An individual who receives a NQSO will not recognize any taxable income upon the grant of such NQSO. Generally, upon exercise of a NQSO, an individual will be treated as having received ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price.

     Any optionee who is an officer of the Company or a beneficial owner of more than ten percent (10%) of any class of registered equity securities of the Company should consult with his or her tax advisor as to whether, as a result of
Section 16(b) of the Exchange Act and the rules and regulations thereunder that are related thereto, the timing of income recognition is deferred for any period following the exercise of a NQSO (i.e., the 'Deferral Period'). If there is a Deferral Period, absent a written election (pursuant to Section 83(b) of the Code) filed with the Internal Revenue Service within 30 days after the date of transfer of the shares of Common Stock pursuant to the exercise of the option to include in income, as of the transfer date, the excess (on such date) of the fair market value of such shares of Common Stock over their exercise price, recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any.

     The ordinary income recognized with respect to the transfer of shares of Common Stock upon exercise of a NQSO under the Plan will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a NQSO, an individual may satisfy the liability in whole or in part by directing its employer corporation to withhold shares of Common Stock from those that would otherwise be issuable to the individual or by tendering other shares of Common Stock owned by the individual. The withheld shares of Common Stock and other tendered shares will be valued at their fair market value as of the date that the tax obligation arises. Individuals who, by virtue of their positions with the Company, are subject to Section 16(b) of the Exchange Act may elect this method of satisfying the withholding obligation only during certain restricted periods.

     An individual's tax basis in the shares of Common Stock received on exercise of a NQSO will be equal to the exercise price, plus the amount of ordinary income recognized by such individual as a result of the receipt of such shares of Common Stock. The holding period for such shares would begin just after the transfer of shares of Common Stock or, in the case of an officer or beneficial owner of more than 10% of any class of registered equity securities of the Company who does not elect to be taxed as of the exercise date, just after the expiration of the Deferral Period, if any. A deduction for federal income tax purposes will be allowed to the Company in an amount equal to the amount included in ordinary income by the individual, provided that such amount constitutes an ordinary and necessary business expense, is reasonable and the limitations of Sections 28OG and 162(m) of the Code do not apply.

     If an individual exercises a NQSO by delivering shares to the Company, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a 'disqualifying disposition' as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NQSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. So long as the individual receives a separate identifiable stock certificate therefor, the tax basis and the holding period for that number of shares of Common Stock received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to the tax basis and include the holding period of those shares surrendered. The individual's tax basis and holding period for the additional shares received on exercise of a NQSO paid for, in whole or in part, with shares will be the same as if the individual had exercised the NQSO solely for cash.

  Change in Control

     As described above, upon a 'change in control' of the Company, all the then outstanding options shall immediately become exercisable. In general, if the total amount of payments to optionees that are contingent upon a 'change of control' of the Company (as defined in Section 28OG of the Code), including payments under the Plan that vest upon a 'change in control,' equals or exceeds three times the recipient's 'base amount' (generally, such recipient's average annual compensation for the five years preceding the change in control), then, subject to certain exceptions, the payments may be treated as 'parachute payments' under the Code, in which case a portion of such payments would be non-deductible to the Company and the recipient would be subject to a 20% excise tax on such portion of the payments.

CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     With certain exceptions, Section 162(m) of the Code limits the Company's deduction for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a NQSO or the disqualifying disposition of stock purchased pursuant to an ISO). One exception applies to certain performance based compensation. The Company believes that options granted under the Plan at a time when the Option Committee consists solely of two or more outside directors (within the meaning of Section 162(m) of the Code) should qualify for this exception.

                          IV. APPOINTMENT OF AUDITORS

     It is proposed that the stockholders ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998. Ernst & Young LLP have been the independent auditors of the Company since 1962. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.


     The Board of Directors recommends that the accompanying Proxy be voted in favor of such appointment. A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval.

                                V. MISCELLANEOUS

     The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Stockholders. Should any business other than that set forth in said Notice properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with their judgment on such matters.

     A list of the Company's stockholders as of the record date for the meeting will be available for examination by any stockholder, for purposes germane to the meeting, during ordinary business hours, for ten days prior to the date of the meeting at the offices of the Company.

     All shares represented by the accompanying Proxy given prior to the meeting will be voted in the manner specified therein. Proxy cards returned without specification will be voted in accordance with the recommendation of the Board of Directors. The shares of stockholders who have properly withheld authority to vote for the nominees proposed by the Board of Directors (including broker non-votes) will not be counted toward achieving a plurality. As to any matters which may come before the meeting other than those specified above, the Proxy holders will be entitled to exercise discretionary authority. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy will constitute a quorum at the Annual Meeting.

     For purposes of this meeting, except for the election of directors, which requires a plurality vote, and the amendment to the Company's Restated Certificate of Incorporation, which requires the affirmative vote of a majority of the outstanding shares, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting for a particular matter is required for the matter to be deemed an act of the stockholders. With respect to abstentions, the shares are considered present at the meeting for the particular matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the meeting for the particular matter as to which the broker withheld its vote. Consequently, broker non-votes are not counted in respect of the matter, but they do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Company no later than November 25, 1998 to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. Such proposals should be addressed to Susan Fein Zawel, Secretary, United Industrial Corporation, 570 Lexington Avenue, New York, New York 10022.

     The Company's by-laws provide that any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by mail to the Secretary of the Company (i) with respect to an election to be held at an annual meeting of stockholders, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be selected at such meeting. Similar notice provisions apply with respect to any other proposal which a Stockholder intends to bring before a meeting of Stockholders. A copy of the pertinent by-law provision, which sets forth additional requirements with respect to such notice, is available on request to the Secretary of the Company at the address set forth above.

                            EXPENSES OF SOLICITATION

     The Company will bear the cost of the solicitation of Proxies. In addition to the use of the mails, proxies may be solicited by the executive employees and directors of the Company personally, by telephone or by telecopy. The Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of $6,000, plus reimbursement of out-of-pocket expenses. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

     UNITED INDUSTRIAL CORPORATION WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, WITHOUT EXHIBITS, WITHOUT CHARGE TO EACH PERSON WHO FORWARDS A WRITTEN REQUEST THEREFOR, INCLUDING A REPRESENTATION THAT SUCH PERSON WAS A BENEFICIAL HOLDER OF COMMON STOCK OF UNITED INDUSTRIAL CORPORATION ON MARCH 26, 1998, TO SUSAN FEIN ZAWEL, SECRETARY, UNITED INDUSTRIAL CORPORATION, 570 LEXINGTON AVENUE, NEW YORK, NEW YORK 10022.

Dated March 26, 1998                                    By Order of the Board of
Directors

                                            Susan Fein Zawel
                                            Secretary

                         UNITED INDUSTRIAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 12, 1998

The undersigned hereby appoints Harold S. Gelb, E. Donald Shapiro and Susan
Fein Zawel or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in United Industrial Corporation.

The shares represented by this proxy will be voted for proposals 1 through 4 and in accordance with item 5 if no instruction to the contrary is indicated, or if no instruction is given.

1.  Election of the following nominees as set forth in the proxy statement
   / / FOR the nominees listed below (except as marked to the contrary below) / / WITHHELD AUTHORITY to vote for all nominees listed below

                Edward C. Aldridge, Jr. and Joseph S. Schneider

For, except vote withheld from the following nominee(s).

--------------------------------------------------------------------------------

2. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation.

                   / / FOR      / / AGAINST      / / ABSTAIN

3. To consider and act upon a proposal to amend the Company's 1994 Stock Option Plan.

                   / / FOR      / / AGAINST      / / ABSTAIN
4. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 1998.

                   / / FOR      / / AGAINST      / / ABSTAIN

                         (TO BE SIGNED ON REVERSE SIDE)

5. In their discretion, to act upon such other matters as may properly come before the meeting or any adjournment thereof.

    Please mark, sign, date and return this proxy in the enclosed envelope.

                                             (Note: Please sign exactly as your
                                             name appears hereon. Executors,
                                             Administrators, Trustees, etc.
                                             should so indicate when signing,
                                             giving full title as such. If
                                             signer is a corporation, execute in
                                             full corporate name by authorized
                                             officer. If shares held in the name
                                             of two or more persons, all should
                                             sign.)
                                             ___________________________________
                                             Dated:                Signature
                                             ___________________________________
                                             Dated:   Signature if  held jointly